EXHIBIT 10.1

VOTING AGREEMENT AND
AGREEMENT CONCERNING PREFERRED STOCK

VOTING AGREEMENT AND AGREEMENT CONCERNING PREFERRED STOCK (this “Agreement”), dated as of August 20, 2013, by and among Pageflex Acquisitions, Inc., a Delaware corporation (“Merger SPV”), Marlborough Software Development Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (“Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, the Company and Merger SPV have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger SPV and the Company pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, each of Merger SPV and the Company has required that Stockholder execute and deliver this Agreement;

WHEREAS, in order to induce Merger SPV and the Company to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to any and all shares of (i) 6.5% Series A Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”), and (ii) common stock, par value $0.01 per share, of the Company (the “Company Common Stock” and, together with the Company Preferred Stock, the “Company Stock”) beneficially owned by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Stock pursuant to Section 6 hereof, the “Shares”);

WHEREAS, the Company issued and sold to Stockholder certain of its shares of Company Preferred Stock pursuant to that certain Securities Purchase Agreement, dated as of October 10, 2012, among the Company, Stockholder and the other investor party thereto (the “Purchase Agreement”);

WHEREAS, the designations, rights, and preferences of the Company Preferred Stock are governed by the Certificate of Designation for Company Preferred Stock, dated as of October 9, 2012 and filed with the Delaware Secretary of State (the “Certificate of Designation”);

WHEREAS, pursuant to the Purchase Agreement, the Company granted Stockholder certain registration rights as set forth therein;

WHEREAS, by virtue of the Merger, each share of Company Preferred Stock issued and outstanding immediately prior to Effective Time will remain issued and outstanding as shares of Company Preferred Stock of the Surviving Corporation following the Effective Time; and

WHEREAS, the Company and Stockholder desire to take certain actions in connection with the treatment of the Company Preferred Stock in the Merger, as further set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.	Representations of Stockholder. Stockholder represents and warrants to Merger SPV and the Company that:

(a)	(i) Stockholder owns all of the Original Shares free and clear of all Liens, and (ii) except pursuant hereto, there are no agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)	Stockholder does not beneficially own any shares of Company Stock other than (i) the Original Shares and (ii) the options, warrants or other rights to acquire any additional shares of Company Stock or any security exercisable for or convertible into shares of Company Stock, set forth on the signature page of this Agreement (collectively, “Options”).

(c)	Stockholder has full authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder. This

Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)	Other than the approval of this Agreement by the investment committee of the Stockholder, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or, to the Stockholder’s knowledge, other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement.

3.	Agreement to Vote Shares.

Stockholder agrees during the term of this Agreement to vote the Original Shares (or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) in favor of the Merger and the Merger Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof.

4.	No Voting Trusts or Other Arrangement. Stockholder agrees that Stockholder will not deposit any of the Original Shares in a voting trust, grant any proxies with respect to the Original Shares or subject any of the Original Shares to any arrangement with respect to the voting of the Original Shares other than this Agreement.

5.	Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of (other than pursuant to the Warrant to Purchase Common Stock issued to the Stockholder by the Company) or encumber (“Transfer”) any of the Original Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Original Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to Merger SPV and the Company, to be bound by all of the terms of this Agreement.

6.	Additional Shares. Stockholder agrees that all shares of Company Stock that Stockholder purchases or acquires after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Original Shares for all purposes of this Agreement.

7.	Waiver of Appraisal and Dissenters’ Rights. Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Stockholder may have by virtue of ownership of the Shares.

8.	Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) a Company Acquisition Proposal (for purpose of this definition, replacing all references in such definition to 20% with 50%) is submitted to the Company or its shareholders by any person or entity (other than Merger SPV) at a price per share in excess of the Merger Consideration and such offer is not matched, within five (5) business days, by Merger SPV in a written offer to the Company or its shareholders at a price per share equal to at least the offered price per share of such other person or entity; and (iv) December 31, 2013. In the event of termination of this Agreement, this Agreement shall become null and void and have no effect.

9.	Actions Regarding Company Preferred Stock.

(a)	Stockholder acknowledges and agrees that: (i) each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding as shares of Company Preferred Stock of the Surviving Corporation following the Effective Time, having such rights, preferences, and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation, (ii) the shares of Company Preferred Stock of the Surviving Corporation shall have the same economic rights with respect to dividends and distributions upon liquidation as the shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time and (iii) based on the representations of the Merger SPV in Section 10 herein, the percentage interest of the Stockholder in the voting rights of the Company (including its voting rights) thereafter shall be at least equal to its percentage interest in the voting rights of the Company immediately prior to the Effective Time.

(b)	Notwithstanding anything contained in the Certificate of Designation to the contrary, and notwithstanding the fact that the Merger constitutes a “Liquidation Event” under the Certificate of Designation, Stockholder hereby waives any rights it may have under the Certificate of Designation to receive the Liquidation Preference (as defined in the Certificate of Designation) and any accrued and unpaid dividends or distributions as a result of the Merger. It is hereby clarified, for the avoidance of any doubt, that the Stockholder shall be entitled to receive the Liquidation Preference and any accrued and unpaid dividends or distributions from the date of the issuance of the Company Preferred Stock to the Stockholder upon any other Liquidation Event or as otherwise set forth in the Certificate of Designation. No waiver by the Stockholder hereunder shall be deemed to be or construed as a further or continuing waiver of any other right of the Stockholder under the Certificate of Designation. Stockholder hereby agreeing that no consideration will be paid in the Merger in respect of the Company Preferred Stock, but each share of Company Preferred Stock issued and outstanding immediately prior the Effective Time will remain issued and outstanding as shares of Company Preferred Stock of the Surviving Corporation following the Effective Time.

(c)	The Company and Stockholder hereby agree that Article 7 (Registration Rights) contained in the Purchase Agreement shall have no further force and effect until such time, if any, following the Effective Time that the Company shall consummate an initial public offering of any of its securities.

10.	Representations of Stockholder. Merger SPV represents and warrants to Stockholder and the Company that the number of issued and outstanding shares of common stock of the Merger SPV immediately preceding the Effective Time shall not exceed the number of issued and outstanding shares of Company Common Stock immediately preceding the Effective Time.

11.	Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law.

12.	Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provisions hereof by a party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

13.

Notices.    All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the tenth (10th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13):

If to Merger SPV:

MSDH Inc.

500 Nickerson Road

Marlborough MA 01752

Attention: Jim Dore

With a copy to:

Herzog, Fox & Neeman

Asia House

4 Weizmann Street

Tel Aviv 6423904

Israel

Facsimile: [Intentionally Omitted]

Attention: Hanan O. Haviv

Janet Pahima

If to the Company:

Marlborough Software Development Holdings, Inc.

500 Nickerson Road

Marlborough, MA 01752

Attn: CEO

With a copy to:

Seyfarth Shaw LLP

World Trade Center East

Two Seaport Lane, Suite 300

Boston, Massachusetts 02210-2028

Attention: Gregory L. White, Esq.

Telephone: [Intentionally Omitted]

Facsimile: [Intentionally Omitted]

Email: [Intentionally Omitted]

If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

14.	Miscellaneous.

(a)	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles that would require the application of the law of another jurisdiction.

(b)

In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties hereto (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (the “Chosen Courts”), (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such Chosen Courts, and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chosen Courts. Any judgment from any such Chosen Court described above may, however, be enforced by any party in any other court in any other jurisdiction.

(c)	EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)	If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)	Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)	All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)	The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the Company and Merger SPV.

(i)	Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Merger SPV and the Company may assign all or any of their respective rights, interests and obligations hereunder to any of their respective Affiliates. This Agreement is not intended to and shall not confer upon any Person other than the parties any rights hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PAGEFLEX ACQUISITIONS, INC.

By:	/s/ Pinhas Romik
Name: Mr. Pinhas Romik
Title: President and Chief Executive Officer

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.

By:	/s/ James P. Dore
Name: Mr. James P. Dore
Title: EVP and Chief Financial Officer

ALTSHULER SHAHAM PROVIDENT FUNDS AND PENSION LTD, IN TRUST FOR THE BENEFIT OF THE PROVIDENT FUNDS AND/OR PENSIONS MANAGED BY IT

By:	/s/ Yair Levinstein
Name: Yair Levinstein Title: CEO, A.S. Provident Funds

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement: None

Number of Shares of Company Preferred Stock Beneficially Owned as of the Date of this Agreement: 298,507

Number of Options Beneficially Owned as of the Date of this Agreement: 1,492,535

Street Address: [Intentionally Omitted]

City/State/Zip Code:

Fax: